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                                                                    Exhibit 5.01
                                                        (Includes Exhibit 23.01)


June 16, 2000


Securities and Exchange Commission
Division of Corporation Finance
450 5th Street, N.W.
Washington, D.C.  20549

Re:   Electronic Arts Inc. ("EA")
      Registration Statement on Form S-8
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Ladies/Gentlemen:

I am an attorney licensed to practice law in the states of California and New York and I am Senior Vice President, General Counsel and Secretary of EA. I have examined EA's Registration Statement on Form S-8 (the "Registration
                                                            ------------
Statement") to be filed by EA on or about June 16, 2000 in connection with the
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registration under the Securities Act of 1933, as amended, of an additional
125,000 shares of Class A Common Stock of Electronic Arts Inc., $0.01 par value per share ("Class A Common Stock"), that may be sold by EA to eligible international employees located in EA's international subsidiaries pursuant to EA's International Employee Stock Purchase Plan (the "IESP Plan").
                                                      ---------

As General Counsel for EA, I have examined the proceedings taken by EA in connection with the IESP Plan to add the shares being registered hereby.

It is my opinion that the additional 125,000 shares of Class A Common Stock that may be issued and sold by EA pursuant to the IESP Plan, when issued and sold in the manner referred to in the applicable Prospectus associated with the Registration Statement and the IESP Plan, as applicable, will be legally issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to this opinion, if any, in the Registration Statement and amendments thereto.

Very truly yours,
ELECTRONIC ARTS INC.



/s/  Ruth A. Kennedy
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Ruth A. Kennedy
Senior Vice President,
General Counsel and Secretary